                                                                      EXHIBIT 99

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2004

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP
AGREEMENT

     1.   Statement of Cash Available for Distribution for the three months ended June 30, 2004:

          Net income                                                 $ 137,000
          Add:     Equity in loss of Local Limited Partnership          82,000
                   Depreciation                                         97,000
                   Amortization                                          2,000
          Less:    Cash to reserves                                   (239,000)
                                                                     ---------

          Cash Available for Distribution                            $  79,000
                                                                     =========

          Distributions allocated to General Partners                $   4,000
                                                                     =========

          Distributions allocated to Limited Partners                $  75,000
                                                                     =========

     2.   Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended
          June 30, 2004:

      Entity Receiving                    Form of
        Compensation                    Compensation                    Amount
-----------------------------    -------------------------------     -----------

General Partners                 Interest in Cash Available            $4,000
                                 for Distribution

WFC Realty Co., Inc.
(Initial Limited Partner)        Interest in Cash Available            $   20
                                 for Distribution

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